Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Reports
 First Quarter Fiscal 2023 Financial Results

~ Net Sales increased 12.9% ~

~ Comparable Store Sales increased 4.5% ~

~  Earnings per Share increased 150.0% to $0.50 ~

~  Adjusted Earnings per Share increased 145.0% to $0.49 ~

~ Raising Fiscal Year Sales and Earnings Outlook ~

HARRISBURG, PA – June 7, 2023 – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) (the “Company”) today reported financial results for the quarter ended April 29, 2023.

First Quarter Summary:
•	Total net sales increased 12.9% to $459.2 million.
•	Comparable store sales increased 4.5% from the prior year decrease of 17.3%.
•	The Company opened 9 new stores and closed one store, ending the quarter with 476 stores in 29 states, a year-over-year increase in store count of 8.4%.
•	Operating income increased 124.8% to $38.5 million and operating margin increased 420 basis points to 8.4%.
•	Net income increased 147.4% to $31.0 million or $0.50 per diluted share, as compared with net income of $12.5 million, or $0.20 per diluted share, in the prior year.
•	Adjusted net income(1) increased 140.9% to $30.8 million, or $0.49 per diluted share, as compared with prior year adjusted net income of $12.8 million, or $0.20 per diluted share.
•	Adjusted EBITDA(1) increased 88.5% to $49.5 million and adjusted EBITDA margin(1) increased 430 basis points to 10.8%.

(1)
As used throughout this release, adjusted net income, adjusted net income per diluted share, EBITDA, adjusted EBITDA and adjusted EBITDA margin are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). Please see the accompanying financial tables which reconcile our comparable GAAP measures to these non-GAAP measures.

“We are pleased with our first quarter performance, which exceeded our expectations and was driven by strong comparable store sales, new store productivity, and margin expansion. Customers are responding to our compelling deals, resulting in accelerating transaction trends and we are encouraged to see our product offerings appealing to a wider customer base that includes more higher income and younger-age shoppers,” said John Swygert, President and Chief Executive Officer. “Our deal flow remains robust, and we believe that we are well positioned in the current environment as consumers are increasingly looking for value. As a result of our strong first quarter performance and continued momentum in the business, we are raising our outlook for fiscal year 2023.”

First Quarter Results

Net sales increased 12.9% to $459.2 million in the first quarter of fiscal 2023 as compared with net sales of $406.7 million in the first quarter of fiscal 2022.  The increase in net sales was the result of new store unit growth in addition to a comparable store sales increase of 4.5%.

Gross profit increased 26.4% to $178.6 million in the first quarter of fiscal 2023 from $141.3 million in the first quarter of fiscal 2022. Gross margin increased 410 basis points to 38.9% in the first quarter of fiscal 2023 from 34.8% in the first quarter of fiscal 2022. The increase in gross margin was primarily due to favorable supply chain costs, partially offset by lower merchandise margin related to shrink and a higher mix of consumables.

Selling, general, and administrative expenses increased 12.0% to $130.3 million in the first quarter of fiscal 2023 from $116.3 million in the first quarter of fiscal 2022. The increase was primarily driven by higher selling expenses related to new store openings and incentive compensation.  As a percentage of net sales, SG&A decreased to 28.4% in the first quarter of fiscal 2023 compared to 28.6% in the first quarter of fiscal 2022 primarily the result of leverage of fixed expenses on the increase in comparable store sales partially offset by higher incentive compensation.

Pre-opening expenses for new stores increased to $3.3 million in the first quarter of fiscal 2023 from $2.7 million in the first quarter of fiscal 2022 primarily driven by incremental investments in our store remodel program, partially offset by timing of new stores.

Operating income increased 124.8% to $38.5 million in the first quarter of fiscal 2023 from $17.1 million in the first quarter of fiscal 2022.  Operating margin increased 420 basis points to 8.4% in the first quarter of fiscal 2023 from 4.2% in the first quarter of fiscal 2022.

Net income increased 147.4% to $31.0 million, or $0.50 per diluted share, in the first quarter of fiscal 2023 compared with net income of $12.5 million, or $0.20 per diluted share, in the first quarter of fiscal 2022.  Adjusted net income(1) increased 140.9% to $30.8 million, or $0.49 per diluted share, in the first quarter of fiscal 2023 from $12.8 million, or $0.20 per diluted share, in the first quarter of fiscal 2022.

Adjusted EBITDA(1) increased 88.5% to $49.5 million in the first quarter of fiscal 2023  from $26.2 million in the first quarter of fiscal 2022.  Adjusted EBITDA margin(1) increased 430 basis points to 10.8% in the first quarter of fiscal 2023 from 6.5% in the first quarter of fiscal 2022.  Adjusted EBITDA excludes non-cash stock-based compensation expense.

Balance Sheet and Cash Flow Highlights

The Company's cash and cash equivalents and short-term investments were $275.5 million as of the end of the first quarter of fiscal 2023 compared with cash and cash equivalents of $205.5 million as of the end of the end of the first quarter of fiscal 2022. The Company had no borrowings outstanding under its $100 million revolving credit facility and $91.6 million of availability under the facility as of the end of the first quarter of fiscal 2023. The Company ended the period with total borrowings, consisting solely of finance lease obligations, of $1.5 million as of the end of the first quarter of fiscal 2023.

During the first quarter of fiscal 2023, the Company invested $12.3 million of cash to repurchase 215,522 shares of its common stock. As of the end of the first quarter, the Company had $125.9 million of remaining capacity under its current share repurchase program.

Inventories as of the end of the first quarter of fiscal 2023 decreased 3.7% to $498.0 million compared with $517.0 million as of the end of the first quarter of fiscal 2022, driven by the impact of lower freight costs and a normalization of lead times on our in-transit inventory, partially offset by new store growth.

Capital expenditures were $19.0 million in the first quarter of fiscal 2023, primarily related to the development of new stores, the remodeling of existing stores, the expansion of the Company’s distribution center in York, PA, and the development of the Company’s new distribution center in Princeton, IL.

Fiscal 2023 Outlook

The Company is raising its sales and earnings outlook for the 53-week fiscal year ending February 3, 2024. A comparison of new and previous outlook figures is contained in the table below:

	New	Previous
New store openings, net	44	44
Net sales	$2.052 to $2.067 billion	$2.036 to $2.058 billion
Comparable store sales increase	2.0% to 2.8%	1.0% to 2.0%
Gross margin	39.1% to 39.3%	39.1% to 39.3%
Operating income	$207 to 215 million	$205 to $213 million
Adjusted net income(1)(2)	$160 to $165 million	$156 to $163 million
Adjusted net income per diluted share(1)(2)	$2.56 to $2.65	$2.49 to $2.58
Annual effective tax rate (excludes excess tax benefits related to stock-based compensation)	25.3%	25.0%
Diluted weighted average shares outstanding	63 million	63 million
Capital expenditures	$125 million	$125 million

(2)
The guidance ranges as provided for adjusted net income and adjusted net income per diluted share exclude the excess tax benefits related to stock-based compensation as the Company cannot predict such estimates without unreasonable effort.

Conference Call Information

A conference call to discuss first quarter fiscal 2023 financial results is scheduled for today, June 7, 2023, at 8:30 a.m. Eastern Time. To access the live conference call, please pre-register here. Registrants will receive a confirmation with dial-in instructions. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.ollies.us/. A replay of the conference call webcast will be available at the investor relations website for one year.

About Ollie’s

We are America’s largest retailer of Closeout merchandise and excess inventory, offering Real Brands and Real Bargain prices®!  We offer extreme value on brand name products in a variety of departments, including housewares, food, books and stationery, bed and bath, floor coverings, toys, health and beauty aids, and more. We currently operate 479 stores in 29 states and growing! For more information, visit www.ollies.us

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including our fiscal 2023 business outlook or financial guidance, and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, capital market conditions, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, supply chain challenges, legislation, national trade policy, and the following: our failure to adequately procure and manage our inventory, anticipate consumer demand or achieve favorable product margins; changes in consumer confidence and spending; risks associated with our status as a “brick and mortar” only retailer; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; fluctuations in comparable store sales and results of operations, including on a quarterly basis; factors such as inflation, cost increases and energy prices; the risks associated with doing business with international manufacturers and suppliers including, but not limited to, potential increases in tariffs on imported goods; our inability to operate our stores due to civil unrest and related protests or disturbances; our failure to properly hire and to retain key personnel and other qualified personnel; changes in market levels of wages; risks associated with cybersecurity events and the timely and effective deployment, protection and defense of computer networks and other electronic systems, including email; our inability to obtain favorable lease terms for our properties; the failure to timely acquire, develop and open, the loss of, or disruption or interruption in the operations of, our centralized distribution centers; risks associated with our lack of operations in the growing online retail marketplace; risks associated with litigation, the expense of defense, and potential for adverse outcomes; our inability to successfully develop or implement our marketing, advertising and promotional efforts; the seasonal nature of our business; risks associated with natural disasters, whether or not caused by climate change; outbreak of viruses, global health epidemics, pandemics, or widespread illness, including the continued impact of COVID-19 and continuing or renewed regulatory responses thereto; changes in government regulations, procedures and requirements; and our ability to service indebtedness and to comply with our financial covenants together with each of the other factors set forth under the heading “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
John Rouleau
ICR
John.Rouleau@icrinc.com

Media Contact:
Tom Kuypers
Senior Vice President – Marketing & Advertising
717-657-2300
tkuypers@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.

Condensed Consolidated Statements of Income

(In thousands except for per share amounts)

(Unaudited)

	Thirteen weeks ended
	April 29,	April 30,
	2023	2022
Condensed consolidated statements of income data:
Net sales	$459,154	$406,666
Cost of sales	280,583	265,341
Gross profit	178,571	141,325
Selling, general and administrative expenses	130,268	116,273
Depreciation and amortization expenses	6,483	5,247
Pre-opening expenses	3,281	2,660
Operating income	38,539	17,145
Interest (income) expense, net	(2,675)	109
Income before income taxes	41,214	17,036
Income tax expense	10,234	4,513
Net income	$30,980	$12,523
Earnings per common share:
Basic	$0.50	$0.20
Diluted	$0.50	$0.20
Weighted average common shares outstanding:
Basic	61,970	62,869
Diluted	62,207	63,011

Percentage of net sales (1):
Net sales	100.0%	100.0%
Cost of sales	61.1	65.2
Gross profit	38.9	34.8
Selling, general and administrative expenses	28.4	28.6
Depreciation and amortization expenses	1.4	1.3
Pre-opening expenses	0.7	0.7
Operating income	8.4	4.2
Interest (income) expense, net	(0.6)	—
Income before income taxes	9.0	4.2
Income tax expense	2.2	1.1
Net income	6.7%	3.1%

(1)  Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	April 29,	April 30,
Assets	2023	2022
Current assets:
Cash and cash equivalents	$134,959	$205,463
Short-term investments	140,530	-
Accounts receivable	985	1,054
Inventories	497,988	517,033
Prepaid expenses and other current assets	8,806	7,806
Total current assets	783,268	731,356
Property and equipment, net	187,030	149,765
Operating lease right-of-use assets	443,153	431,102
Goodwill	444,850	444,850
Trade name	230,559	230,559
Other assets	2,178	2,198
Total assets	$2,091,038	$1,989,830
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$519	$350
Accounts payable	99,554	101,109
Income taxes payable	12,476	6,769
Current portion of operating lease liabilities	89,528	78,427
Accrued expenses and other current liabilities	76,136	71,499
Total current liabilities	278,213	258,154
Revolving credit facility	-	-
Long-term debt	946	761
Deferred income taxes	71,132	66,390
Long-term portion of operating lease liabilities	356,791	362,088
Other long-term liabilities	-	2
Total liabilities	707,082	687,395
Stockholders’ equity:
Common stock	67	67
Additional paid-in capital	680,881	666,495
Retained earnings	1,017,492	896,245
Treasury - common stock	(314,484)	(260,372)
Total stockholders’ equity	1,383,956	1,302,435
Total liabilities and stockholders’ equity	$2,091,038	$1,989,830

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Thirteen weeks ended
	April 29,	April 30,
	2023	2022
Net cash provided by (used in) operating activities	$35,872	$(31,516)
Net cash used in investing activities	(99,311)	(9,617)
Net cash used in financing activities	(12,198)	(381)
Net decrease in cash and cash equivalents	(75,637)	(41,514)
Cash and cash equivalents, beginning of the period	210,596	246,977
Cash and cash equivalents, end of the period	$134,959	$205,463

Ollie’s Bargain Outlet Holdings, Inc.

Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

(Dollars in thousands)

(Unaudited)

The Company reports its financial results in accordance with GAAP.  We have included the non-GAAP measures of EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income and adjusted net income per diluted share in this press release as these are key measures used by our management and our board of directors to evaluate our operating performance and the effectiveness of our business strategies, make budgeting decisions, and evaluate compensation decisions.  Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company’s operating results. We believe that excluding items that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude from net income and net income per diluted share, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

The tables below reconcile the most directly comparable GAAP measure to non-GAAP financial measures: net income to adjusted net income, net income per diluted share to adjusted net income per diluted share, and net income to EBITDA and adjusted EBITDA.

Adjusted net income and adjusted net income per diluted share exclude excess tax benefits related to stock-based compensation, which may not occur with the same frequency or magnitude in future periods. We define EBITDA as net income before net interest income or expense, depreciation and amortization expenses and income taxes. Adjusted EBITDA represents EBITDA as further adjusted for non-cash stock-based compensation expense and gains on insurance settlements.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (In thousands except for per share amounts)

 (Unaudited)

Reconciliation of GAAP net income to adjusted net income

	Thirteen weeks ended
	April 29,	April 30,
	2023	2022
Net income	$30,980	$12,523
Excess tax (benefit) expense related to stock-based compensation(1)	(228)	242
Adjusted net income	$30,752	$12,765

(1)	Amount represents the impact from the recognition of excess tax benefits pursuant to Accounting Standards Update 2016-09, Stock Compensation.

Reconciliation of GAAP net income per diluted share to adjusted net income per diluted share

	Thirteen weeks ended
	April 29,	April 30,
	2023	2022
Net income per diluted share	$0.50	$0.20
Adjustments as noted above, per diluted share:
Excess tax expense (benefit) related to stock-based compensation	-	-
Adjusted net income per diluted share(1)	$0.49	$0.20

Diluted weighted-average common shares outstanding	62,207	63,011

(1)  Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (Dollars in thousands)

 (Unaudited)

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA

	Thirteen weeks ended
	April 29,	April 30,
	2023	2022
Net income	$30,980	$12,523
Interest (income) expense, net	(2,675)	109
Depreciation and amortization expenses	8,074	6,708
Income tax expense	10,234	4,513
EBITDA	46,613	23,853
Non-cash stock-based compensation expense	2,863	2,388
Adjusted EBITDA	$49,476	$26,241

 Key Statistics

	Thirteen weeks ended
	April 29,	April 30,
	2023	2022

Number of stores open at beginning of period	468	431
Number of new stores	9	9
Number of closed stores	(1)	(1)
Number of stores open at end of period	476	439

Average net sales per store (1)	$970	$935
Comparable stores sales change	4.5%	(17.3)%
Comparable store count – end of period	427	384

(1)	Average net sales per store represents the weighted average of total net weekly sales divided by the number of stores open at the end of each week for the respective periods presented.